EXHIBIT 10.11


                           NOMINEE DIRECTORS AGREEMENT

THIS AGREEMENT is made on the 2nd day of February, 2000.

B E T W E E N:

               POPstar Communications, Inc., a corporation incorporated under the laws of the State of Nevada, United States of America, with its principal offices located at 107 East Third Avenue, Vancouver, British Columbia, Canada (the "Company");

               -and-

               Kemayan E.C. Hybrid Ltd., a corporation incorporated under the laws of the British Virgin Islands, with its principal offices located at 10th Floor, Menara Kemayan, 160 Jalan Ampang, 50450 Kuala Lumpur, Malaysia (the "First Investor");

               -and-

               netalone.com (BVI) Ltd., a corporation incorporated under the laws of the British Virgin Islands whose registered address is Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the "Second Investor");

               (the  First  Investor  and  the  Second   Investor  being  herein
               collectively referred to as the "Investors")

               -and-

               Trustee of the Thompson Chu Family Trust, who is presently Philip Pang Lin Choi of 2702-6 Lucky Commercial Building, 103-9 Des
               Voeux Road West, Hong Kong SAR (the "First Substantial Shareholder");

               -and-

               Trustee of the John McDermott Family Trust, who is presently Philip Pang Lin Choi of 2702-6 Lucky Commercial Building, 103-9 Des Voeux Road West, Hong Kong SAR (the "Second Substantial Shareholder")

               (the First  Substantial  Shareholder  and the Second  Substantial
               Shareholder  being  herein   collectively   referred  to  as  the
               "Substantial Shareholders").

RECITALS:

A. Each of the Substantial Shareholders is a holder of common shares of the Company.

B. Each of the Investors is a holder of, or has agreed to subscribe for, common shares of the Company.

C. Each of the Investors and the Substantial Shareholders wish to grant each of the Investors and the Substantial Shareholders, as a shareholder of the Company, the right to appoint a nominee or nominees to serve as a director or directors on the board of directors of the Company.

D. As of the date hereof, the directors of the Company are Yong Kiat Rickie Tang, Thompson Chu and John McDermott.

E. In consideration of the termination of the Shareholders' Agreement of POPstar Global Communications Inc. ("POPstar-BVI"), the Investor Rights Agreements and the Registration Rights Agreements, all dated January 12, 1999 (assigned to the Company by POPstar-BVI by Investor Exchange Agreements dated July 13, 1999) by the First Investor, each of the Investors, the Company and the Substantial Shareholders have agreed to enter into this agreement.

E. In consideration of the purchase of certain subscription shares pursuant to the Share Subscription Agreement dated February 2, 2000 between the Company and the Second Investor, the Company and the Substantial Shareholders have agreed to enter into this agreement.


     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties covenant and agree with one another as follows:

1. The Company, the Substantial Shareholders, and the Second Investor covenant and agree that for so long as the First Investor owns or has the right to acquire at least 5% of the Company's issued and outstanding common stock, the First Investor shall be entitled to appoint one person (the "First Nominee Director") as its nominee to serve as a director of the Company. The Company, the Substantial Shareholders and the Second Investor shall exercise their votes and influence and do all such acts and things as may be required, from time to time, to ensure the due appointment of the First Nominee Director as a director of the Company.

2. The Company, the Substantial Shareholders, and the First Investor covenant and agree that for so long as the Second Investor owns or has the right to acquire at least 5% of the

     Company's issued and outstanding common stock, the Second Investor shall be entitled to appoint one person (the "Second Nominee Director") as its nominee to serve as a director of the Company. The Company, the Substantial Shareholders and the First Investor shall exercise their votes and influence and do all such acts and things as may be required, from time to time, to ensure the due appointment of the Second Nominee Director as a director of the Company.

3. The Company, the First Investor and the Second Investor covenant and agree that for so long as the Substantial Shareholders own or have the right to acquire at least 10% of the Company's issued and outstanding common stock, the Substantial Shareholders shall be entitled to appoint two persons (the "Substantial Shareholders' Nominee Directors") as their nominees to serve as directors of the Company. The Company, the First Investor and the Second Investor shall exercise their votes and influence and do all such acts and things as may be required, from time to time, to ensure the due appointment of the Substantial Shareholders' Nominee Directors as directors of the Company.

4. Each of the First Nominee Director, the Second Nominee Director, or either of the Substantial Shareholders' Nominee Directors, may by written notification to the Company nominate any other person to act as alternate director in his or her place and, at his discretion, in similar manner remove such alternate director.

5. The terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This agreement shall not be assigned by any of the parties without the prior written consent of each of the parties.

6. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America.

7. This agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered (including by facsimile) shall be an original, and all of which when taken together shall together constitute one and the same instrument. This agreement will not be binding upon any party until it has been executed by each of the parties (including by facsimile) and delivered to all other parties.

     IN WITNESS WHEREOF the parties have duly executed this agreement this 2nd day of February, 2000

POPSTAR COMMUNICATIONS, INC.


By:  /s/ Thompson Chu
    ---------------------------------
    Thompson Chu
    -----------------------------------
    Title  Chairman

KEMAYAN E.C. HYBRID LTD.


By:  /s/ Yong Kiat Rickie Tang
    ---------------------------------
    Yong Kiat Rickie Tang
    -----------------------------------
    Title  Director


NETALONE.COM (BVI) LTD.


By: Esmond Li
    ---------------------------------

    Director
    ---------------------------------
    Title


PHILIP PANG LIN CHOI in his capacity as
trustee of the Thompson Chu Family Trust


By: /s/ illegible
    ---------------------------------

    ---------------------------------
    Title
    -2 FEB 2000


PHILIP PANG LIN CHOI in his capacity as
trustee of the John McDermott Family Trust


By:  /s/ illegible
    ---------------------------------

    ---------------------------------
    Title
    -2 FEB 2000







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